Exhibit 4.1

THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. SUCH WARRANTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY AND ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                               NOVADEL PHARMA INC.

           Class C Warrant for the Purchase of Shares of Common Stock

No. C-__                                                      ___________ Shares

            FOR VALUE RECEIVED, NOVADEL PHARMA INC., a Delaware corporation (the "Company"), hereby certifies that [ ] (the "Holder"), its designee or its permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on __________, _____, and prior to 5:00 P.M., New York City time, on ________, ____, up to [ ] ([ ]) fully paid and non-assessable shares of common stock (subject to adjustment), $.001 par value per share, of the Company for $1.40 per share (subject to adjustment as provided herein) and an aggregate purchase price of $[ ]. (Hereinafter, (i) said common stock, $.001 par value per share, of the Company, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the "Aggregate Warrant Price," (iv) the price payable for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this detachable Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants," and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants and Warrant Shares are referred to as the "Holders" and Holders of more than 50% of the outstanding Warrants and Warrant Shares are referred to as the "Majority of the Holders"). The Aggregate Warrant Price is not subject to adjustment. By acceptance of this Warrant, the Holder agrees to comply with all applicable provisions of this Warrant and the Subscription Agreement by and between the Company and the Subscriber named therein, dated as of December 30, 2003 (the "Subscription Agreement") to the same extent as if it were a party thereto.

            1. Exercise of Warrant. (a) Subject to Section 7, this Warrant may be exercised in whole at any time, or in part from time to time, commencing on _______, ____, and prior to 5:00 P.M., Eastern Standard Time, on ________, ____,
by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of the Company;

            (b) If this Warrant is exercised in part in accordance with Section 1(a), it must be exercised for a number of whole shares of Common Stock and the Holder is entitled to receive a new Warrant in the name of the Holder, or its nominee, covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares.

            (c) Upon surrender of this Warrant in connection with an exercise of this Warrant in accordance with Section 1(a), the Company shall (i) issue a certificate or certificates in the name of the Holder, or its nominee, for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company (the "Board of Directors") shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

            2. Reservation of Warrant Shares; Listing. Subject to the approval of the Charter Amendment (as defined in the Subscription Agreement), the Company agrees that, prior to the expiration of this Warrant, the Company shall at all times (i) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and (ii) use its best efforts to keep the Warrant Shares authorized for listing on the OTC(R) Bulletin Board (the "OTCBB") or any national securities exchange on which the Company's Common Stock is traded.

            3. Protection Against Dilution. (a) If, at any time or from time to time after the date of this Warrant, the Company shall (i) pay a dividend or make a distribution to any holder of its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, then, in each case, the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company that the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto; provided, that the terms "dividend" and "distribution" in this Warrant shall refer specifically to dividends and distributions, if any, issued by the Company to all of its shareholders or an entire class of its shareholders pursuant to a written resolution of the Board of Directors and shall not include any sale or other transfer of Common Stock to a shareholder in exchange for value; provided, further, that clause (i) above shall not apply to shares issued to certain shareholders of the Company in connection with the reset right of such shareholders extended to them in connection with the private placement effected by the Company in April and May 2003. An adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            (b) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of all or substantially all of the property and assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. The above provisions of this Section 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall use reasonable efforts to cause the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the property and/or assets of the Company for consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

            (c) Notwithstanding anything in this Warrant to the contrary, no adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per Warrant Share; provided, however, that any adjustments which by reason of this Section 3(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that any and all adjustments required in accordance with the provisions of Section 3 (other than this Section 3(c)) shall be made not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or the Warrant Shares. All calculations under Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

            (d) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

            (e) If the Board of Directors shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 10 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

            (f) If, as a result of any adjustment made pursuant to Section 3, the Holder of any Warrant(s) thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

            (g) Upon the expiration of any rights, options, warrants or conversion privileges with respect to the issuance of which an adjustment to the Per Share Warrant Price had been made, if such shall not have been exercised, the number of Warrant Shares purchasable upon exercise of this Warrant, to the extent this Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) taking into account (A) any shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

            (h) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Board of Directors shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon such determination, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein.

            (i) Except as may be set forth in this Section 3, no adjustment in the Per Share Warrant Price or the number and kind of shares of Common Stock receivable upon exercise of this Warrant shall be required in the case of the issuance by the Company of any shares of Common Stock, including, without limitation, pursuant to the exercise of any stock options or warrants.

            4. Fully Paid Stock; Taxes. The shares of Common Stock represented by each and every certificate for Warrant Shares delivered upon the exercise of this Warrant shall at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value, if any, per Warrant Share is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance or delivery of any Warrant Shares (other than income taxes); provided, however, that if any Warrant Shares are to be delivered in a name other than the name of the Holder, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

            5. Registration Under Securities Act of 1933. (a) The Holder shall have the right to participate in the registration rights granted to Holders of Registrable Securities (as defined in the Subscription Agreement) with respect to the Warrant Shares.

            (b) Until all of the Warrant Shares have been sold under a registration statement declared effective by the Securities and Exchange Commission or pursuant to Rule 144 ("Rule 144") promulgated under the Securities Act of 1933 (the "Act") the Company shall use its reasonable efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144.

            6. Investment Intent; Limited Transferability. (a) The Holder, by acceptance of this Warrant, represents and warrants that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under the Act or any state securities or blue sky laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of the Act and any applicable state securities or blue sky laws and regulations. In the absence of an effective registration under the Act or any applicable state securities or blue sky laws or regulations, or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant has not been, and such securities may not be, registered under the Act or any state securities or blue sky laws and, therefore, cannot be sold unless subsequently registered under such laws, unless exemptions from such registrations are available.

            (b) The Holder, by its acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities or blue sky laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act or any applicable state securities or blue sky laws or regulations.

            (c) In addition to the limitations set forth in Section 1 and in the Subscription Agreement, the Holder agrees, acknowledges and understands that this Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and any applicable state securities or blue sky laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of this Warrant or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

            (d) The Holder agrees and acknowledges that, in connection with its purchase of this Warrant, it has been afforded the opportunity to (i) ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Warrant or the exercise of this Warrant and (ii) request such additional information which the Company possesses or can acquire without unreasonable effort or expense.

            (e) The Holder represents and warrants that, in connection with its purchase of this Warrant, it did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, (ii) receive or review any other form of general solicitation or general advertisement or (iii) attend any seminar, meeting or investor or other conference whose attendees were, to the Holder's knowledge, invited by any general solicitation or general advertising.

            (f) The Holder represents and warrants that it is an "accredited investor" within the meaning of Regulation D promulgated under the Act and that it is acquiring the Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Act, without prejudice, however, to such Holder's right, subject to the provisions of the Subscription Agreement and this Warrant, at all times to sell or otherwise dispose of all or part of this Warrant and the Warrant Shares.

            (g) Either by reason of the Holder's business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), the Holder has the capacity to protect the Holder's interests in connection with the transactions contemplated by this Warrant and the Subscription Agreement.

            7. Optional Redemption. In the event that the average closing bid price for any 20 out of 30 consecutive trading days is at least $3.00 per share (the "Redemption Price"), the Company shall be entitled to redeem the Warrants, or any of them, at a per Warrant price equal to $0.001, upon 30-days' written notice to the Holder. Upon the expiration of such 30 day period, all Warrants noticed for redemption that have not theretofore been exercised by the Holder shall, upon payment of the aggregate price therefore, cease to represent the right to purchase any shares of Common Stock and shall be deemed automatically cancelled, and shall be null and void and of no further force or effect without any act or deed on the part of the Company. The Holder undertakes to return the certificate representing any redeemed Warrants to the Company upon their redemption and to indemnify the Company with respect to any losses, claims, damages, expenses or liabilities arising from the Holder's failure to return such certificate. In the event the certificate so returned represents a number of Warrants in excess of the number being redeemed, the Company shall as promptly as practicable issue to the Holder a new certificate for the number of unredeemed Warrants.

            8. Loss, Etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

            9. Warrant Holder Not Stockholder. This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

            10. Communication. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

            (a) the Company at NovaDel Pharma Inc., 25 Minneakoning Road, Flemington, New Jersey 08822, Attn: Chief Executive Officer, or such other address as the Company has designated in writing to the Holder; or

            (b) the Holder at [ ], Attn: [ ] or other such address as the Holder has designated in writing to the Company.

            11. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

            12. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

            13. Amendment, Waiver, Etc. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Majority of the Holders.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed this [ ] day of [ ], 2003.

                                        NOVADEL PHARMA INC.


                                        By:
                                            ------------------------------------
                                        Name:  Gary A. Shangold, M.D.
                                        Title: President and
                                               Chief Executive Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of NovaDel Pharma Inc. (the "Company"). As a condition to this assignment, the Holder acknowledges that its assignee must deliver a written instrument to the Company that the representations and warranties of Section 6 of the Warrant are true and correct as of the date hereof as if they had been made by such assignee on such date with respect to the Warrants.


Dated:_______________                       Signature:____________________
                                            Address:______________________
                                                    ______________________

                               PARTIAL ASSIGNMENT

            FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock, par value $.001 per share, of NovaDel Pharma Inc. (the "Company"), as set forth in the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of the Company. As a condition to this assignment, the Holder acknowledges that its assignee must deliver a written instrument to the Company that the representations and warranties of Section 6 of the Warrant are true and correct as of the date hereof as if they had been made by such assignee on such date with respect to the Warrants.


Dated:_______________                       Signature:____________________
                                            Address:______________________
                                                    ______________________

                                  SUBSCRIPTION

            The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise such Warrant by agreeing to subscribe for and purchase ____________________ shares (the "Warrant Shares") of Common Stock, par value $.001 per share, of NovaDel Pharma Inc. (the "Company"), and hereby makes payment of $___________ by certified or official bank check in payment of the exercise price therefor.

            As a condition to this subscription, the undersigned hereby represents and warrants to the Company that the representations and warranties of Section 6 of the Warrant are true and correct as of the date hereof as if they had been made on such date with respect to the Warrant Shares. The undersigned further acknowledges that the sale, transfer, assignment or hypothecation of the Warrant Shares to be issued upon exercise of this Warrant is subject to the terms and conditions contained in Sections 1 and 6 of this Warrant.


Dated:_______________                       Signature:____________________
                                            Address:______________________
                                                    ______________________